Exhibit 99.1

CallidusCloud Announces Second Quarter SaaS Revenue Increases 33% to $36.2 Million

-	Total Q2 Revenue of $49.8 Million
-	Operating Cash Flow of $6.9 Million, up from $2.6 Million in Q2 2015
-	Closed Two Multi-Year Eight-Figure Deals Based on Total Contract Value

DUBLIN, CA., August 2, 2016— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the second quarter ended June 30, 2016.

"Q2 was a strong quarter for sales execution, highlighted by closing three seven-figure ACV deals, and two multi-year eight-figure deals based on total contract value, with marquee signings across industries," said Leslie Stretch, president and CEO of CallidusCloud. "We had another strong operating cash flow quarter and continue to deliver profitability. The momentum in our business remains strong."

Financial Highlights for the Second Quarter 2016

Total reported revenue was $49.8 million for the second quarter, an increase of 20% and includes $1.0 million of revenue from the BridgeFront acquisition. Total recurring revenue was $39.3 million, which includes SaaS revenue of $36.2 million and maintenance revenue of $3.1 million. SaaS revenue increased 33% over the same quarter in the prior year, benefiting from the continued success in our Lead to Money suite and revenue from BridgeFront.  Excluding the BridgeFront revenue, SaaS revenue increased 30% over the same quarter last year.  Professional services revenue was $10.5 million. Normalized billings growth was 28% over last year. Cash and short-term investments were $94.0 million. Cash flow from operations for the quarter was $6.9 million, compared to cash flow from operations of $2.6 million in the same quarter of the prior year.

GAAP Performance
•	Recurring revenue gross margin was 74%, consistent with the corresponding period in the prior year.
•	Overall gross margin was 63%, compared to 62% for the same quarter in the prior year.
•	Operating loss was $5.0 million compared to $4.3 million for the same quarter in the prior year.
•	Net loss was $5.7 million, or ($0.10) on a per share basis, compared to net loss of $4.7 million, or ($0.08) on a per share basis for the same quarter in the prior year.

Non-GAAP Performance
The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
•	Recurring revenue gross margin was 77%, consistent with the corresponding period in the prior year.
•	Overall gross margin was 66%, compared to 65% for the same quarter in the prior year.
•	Operating income was $4.0 million, compared to $2.0 million for the same quarter in the prior year.
•	Net income was $3.4 million, or $0.06 per fully diluted share, compared to $1.6 million, or $0.03 per fully diluted share, for the same quarter in the prior year.

Business Highlights for the Second Quarter 2016
●	CallidusCloud had record attendance at its C3 user conference in Las Vegas where customers and partners experienced a roadmap full of new innovations.
●
CallidusCloud received the Grand Stevie Award for 'Organization of the Year' in the world's premier business awards, the American Business Awards. CallidusCloud also received an additional 36 awards for its products and teams.

●
CallidusCloud acquired certain assets of ViewCentral LLC, a leading provider in the extended enterprise learning market to augment the Litmos mobile learning platform with a full revenue management and e-commerce platform designed for selling and optimizing profitable training for customers and channels.

●
CallidusCloud acquired certain assets of Badgeville, Inc., a leading technology provider in enterprise gamification and digital motivation. The Badgeville platform enhances audience engagement and personal reputation for industry leaders.

Financial Outlook for 2016 – Third Quarter and Full Year

For the third quarter of 2016, the company expects total revenue to be between $51.5 million and $52.5 million. SaaS revenue is expected to be between $38.0 million and $39.0 million. GAAP operating loss is expected to be between $3.8 million and $4.3 million, with GAAP net loss per share between $0.07 and $0.08. Non-GAAP operating income is expected to be between $4.5 million and $5.5 million, with non-GAAP income per diluted share between $0.07 and $0.09.

For the full year of 2016, the company has revised revenue guidance to be between $203.0 million to $207.0 million. We are reducing full-year SaaS revenue guidance to be between $148.5 million and $151.0 million, or a 29% to 31% growth rate.  GAAP operating loss is expected to be between $16.3 million and $17.3 million, with GAAP net loss per share between $0.31 and $0.33. The company is maintaining Non-GAAP operating income of $17.0 million to $19.0 million, with non-GAAP income per diluted share between $0.25 and $0.29.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss second quarter results and outlook for the third quarter 2016 and full year 2016. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud's website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations
Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 47306615
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Approximately 4,800 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud's operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud's industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income, net income and net income per diluted share. Restructuring and other expense consists of employee severance, facility exit costs, impairment of intangible assets and incremental depreciation expense as a result of the change in the estimated useful life of assets abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe patent litigation and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.

Amortization of acquired intangible assets: We have excluded the effect of amortization and gain on sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per diluted share. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-Related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per diluted share. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Taxes: We have excluded the tax expense related to the acquisitions from our non-GAAP operating net income and net income per diluted share.  These costs include the tax expense relating to the difference between book and tax goodwill that we would not have otherwise incurred in presenting taxes on our normal operating activities.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud's Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud's website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 2016 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, 6FigureJobs, BridgeFront, Clicktools, iCentera, Lead to Money, LeadFormix, LeadRocket, Learnpass, Litmos, the Litmos logo,  Love Your LMS, Portals for Mortals, Producer Pro, SalesGenius, Surve, Syncfrog, Thunderbridge, TrueComp, ViewCentral and Badgeville are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Recurring	$39,290	$30,713	$76,896	$59,606
Services and license	10,461	10,901	21,233	21,753
Total revenue	49,751	41,614	98,129	81,359
Cost of revenue:
Recurring	10,137	7,841	20,099	16,199
Services and license	8,332	8,062	16,593	15,723
Total cost of revenue	18,469	15,903	36,692	31,922
Gross profit	31,282	25,711	61,437	49,437

Operating expenses:
Sales and marketing	19,682	14,796	38,585	28,522
Research and development	7,248	6,002	14,490	12,040
General and administrative	9,296	9,112	17,551	16,530
Restructuring and other	86	118	402	234
Total operating expenses	36,312	30,028	71,028	57,326
Operating loss	(5,030)	(4,317)	(9,591)	(7,889)
Interest income and other income (expense), net	(277)	(186)	(52)	(376)
Interest expense	(39)	(56)	(82)	(123)
Loss before provision for income taxes	(5,346)	(4,559)	(9,725)	(8,388)
Provision for income taxes	341	165	497	379
Net loss	$(5,687)	$(4,724)	$(10,222)	$(8,767)
Net loss per share
Basic and Diluted	$(0.10)	$(0.08)	$(0.18)	$(0.16)

Weighted average shares used in computing net loss per share:
Basic and Diluted	57,098	55,595	56,894	53,166

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$74,331	$77,232
Short-term investments	19,678	19,977
Accounts receivable, net	45,983	43,461
Prepaid and other current assets	12,169	11,385
Total current assets	152,161	152,055

Property and equipment, net	25,880	20,540
Goodwill	57,226	50,146
Intangible assets, net	19,368	14,885
Deposits and other assets	3,731	4,016
Total assets	$258,366	$241,642
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,137	$3,636
Accrued payroll and related expenses	10,514	12,510
Accrued expenses	14,566	11,017
Deferred revenue	85,284	74,644
Total current liabilities	115,501	101,807

Deferred revenue, noncurrent	3,658	5,186
Deferred income taxes, noncurrent	1,424	1,477
Other noncurrent liabilities	6,475	4,371
Total liabilities	127,058	112,841

Stockholders' equity:
Common stock	57	56
Additional paid-in capital	442,980	428,776
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(3,211)	(1,735)
Accumulated deficit	(294,088)	(283,866)
Total stockholders' equity	131,308	128,801
Total liabilities and stockholders' equity	$258,366	$241,642

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,222)	$(8,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	3,582	2,939
Amortization of intangible assets	2,835	2,547
Provision for doubtful accounts	891	676
Stock-based compensation	14,065	9,909
Deferred income taxes	51	(235)
Excess tax benefits from stock-based compensation	(11)	-
Loss on disposal of property and equipment	4	6
Net amortization on investments	91	20
Changes in operating assets and liabilities:
Accounts receivable	(3,268)	(1,437)
Prepaid and other current assets	(846)	941
Other noncurrent assets	251	549
Accounts payable	462	915
Accrued expenses and other liabilities	1,412	729
Accrued payroll and related expenses	(1,996)	(946)
Accrued restructuring and other expenses	(285)	(32)
Deferred revenue	5,959	2,837
Net cash provided by operating activities	12,975	10,651

Cash flows from investing activities:
Purchases of investments	(8,483)	(17,591)
Proceeds from maturities and sale of investments	8,751	351
Purchases of property and equipment (net)	(3,924)	(8,285)
Purchases of intangible assets	(444)	(270)
Acquisitions, net of cash acquired	(11,500)	-
Net cash (used in) investing activities	(15,600)	(25,795)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	-	64,372
Proceeds from issuance of common stock	1,951	2,229
Restricted stock units acquired to settle employee withholding liability	(1,821)	(2,356)
Excess tax benefits from stock-based compensation	11	33
Repayment of line of credit	-	(10,481)
Payment of consideration related to acquisitions	(104)	(226)
Payment of principal under capital leases	-	(333)
Net cash provided by financing activities	37	53,238
Effect of exchange rates on cash and cash equivalents	(313)	(22)
Net (decrease) increase in cash and cash equivalents	(2,901)	38,072
Cash and cash equivalents at beginning of period	77,232	34,200
Cash and cash equivalents at end of period	$74,331	$72,272

CALLIDUS SOFTWARE INC.
GAAP TO NON-GAAP ADJUSTMENT SUMMARY
(In thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, acquisition-related costs, tax impact from acquisitions, restructuring and other expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenues:
Recurring	$1,159	$887	$2,322	$1,805
Services and license	524	247	1,036	599
Operating expenses:
Sales and marketing	2,491	1,486	4,941	3,269
Research and development	1,171	650	2,341	1,447
General and administrative	3,602	2,922	5,833	4,984
Restructuring and other	86	118	402	234
Taxes	60	-	60	-
Total	$9,093	$6,310	$16,935	$12,338

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Non-GAAP gross profit reconciliation:

Gross profit	$31,282	$25,711	$61,437	$49,437

Gross margin	63%	62%	63%	61%
Add back:
Non-cash stock-based compensation	977	486	1,998	1,115
Non-cash amortization of acquired
intangible assets	706	649	1,360	1,290
Non-GAAP gross profit	$32,965	$26,846	$64,795	$51,842

Non-GAAP gross margin	66%	65%	66%	64%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$29,153	$22,872	$56,797	$43,407

Recurring revenue gross margin	74%	74%	74%	73%
Add back:
Non-cash stock-based compensation	453	249	962	536
Non-cash amortization of acquired
intangible assets	706	638	1,360	1,269
Non-GAAP recurring revenue gross profit	$30,312	$23,759	$59,119	$45,212

Non-GAAP recurring revenue gross margin	77%	77%	77%	76%

Non-GAAP operating expense reconciliation:

Operating expenses	$36,312	$30,028	$71,028	$57,326
Operating expenses, as a % of total
revenues	73%	72%	72%	70%
Subtract:
Non-cash stock-based compensation	(6,635)	(4,606)	(12,067)	(8,793)
Non-cash amortization of acquired
intangible assets	(429)	(423)	(807)	(841)
Patent litigation and settlement costs	(29)	(28)	(57)	(65)
Acquisition costs	(171)	-	(184)	-
Restructuring and other	(86)	(118)	(402)	(234)
Non-GAAP operating expenses	$28,962	$24,853	$57,511	$47,393
Non-GAAP operating expenses, as a %
of total revenues	58%	60%	59%	58%

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(5,030)	$(4,317)	$(9,591)	$(7,889)
Operating loss, as a % of total
revenues	(10)%	(10)%	(10)%	(10)%
Add back:
Non-cash stock-based compensation	7,612	5,092	14,065	9,908
Non-cash amortization of acquired
intangible assets	1,135	1,072	2,167	2,131
Patent litigation and settlement costs	29	28	57	65
Acquisition costs	171	-	184	-
Restructuring and other	86	118	402	234
Non-GAAP operating income	$4,003	$1,992	$7,284	$4,449
Non-GAAP operating income as a %
of total revenues	8%	5%	7%	5%

Non-GAAP net income (loss) reconciliation:

Net loss	$(5,687)	$(4,724)	$(10,222)	$(8,767)
Net loss, as a % of total
revenues	(11)%	(11)%	(10)%	(11)%
Add back:
Non-cash stock-based compensation	7,612	5,092	14,065	9,908
Non-cash amortization of acquired
intangible assets	1,135	1,072	2,167	2,131
Patent litigation and settlement costs	29	28	57	65
Acquisition costs	171	-	184	-
Restructuring and other	86	118	402	234
Taxes	60	-	60	-
Non-GAAP net income	$3,406	$1,585	$6,713	$3,571
Non-GAAP net income as a %
of total revenues	7%	4%	7%	4%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.10)	$(0.08)	$(0.18)	$(0.16)
Add back:
Non-cash stock-based compensation	0.13	0.09	0.24	0.19
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.04	0.04
Patent litigation and settlement costs	-	-	-	-
Acquisition costs	0.01	-	-	-
Restructuring and other	-	-	0.01	0.01
Taxes	-	-	-	-
Non-GAAP net income per diluted share	$0.06	$0.03	$0.11	$0.07

Basic and fully diluted shares reconciliation:

Basic shares	57,098	55,595	56,894	53,166
Add back:
Weighted average effect of dilutive securities	2,002	1,225	1,800	1,620
Diluted shares	59,100	56,820	58,694	54,786

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES
(In thousands, except for per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2016		December 31, 2016
	From	To	From	To
Non-GAAP operating income (loss) reconciliation:

GAAP operating loss	$(3,800)	$(4,300)	$(16,300)	$(17,300)

Add back:
Non-cash stock-based compensation	6,600	7,100	27,000	28,000
Non-cash amortization of acquired
intangible assets	1,400	1,800	5,100	5,900
Acquisition, patent litgation, restructuring and other costs	300	900	1,200	2,400
Non-GAAP operating income	$4,500	$5,500	$17,000	$19,000

	Three Months Ended		Twelve Months Ended
	September 30, 2016		December 31, 2016
Non-GAAP net income (loss) per share reconciliation:	From	To	From	To

GAAP net loss per basic and diluted share	$(0.07)	$(0.08)	$(0.31)	$(0.33)

Non-cash stock-based compensation	0.11	0.12	0.45	0.46
Non-cash amortization of acquired
intangible assets	0.02	0.03	0.08	0.10
Acquisition, patent litgation, restructuring and other	0.01	0.02	0.02	0.04
Diluted share impact on GAAP earnings	-	-	0.01	0.02
Non-GAAP net income per diluted share	$0.07	$0.09	$0.25	$0.29

Shares used to calculate guidance:
Basic shares	57,000	57,500	57,000	58,000
Diluted shares	59,000	59,500	59,500	60,500